September 3, 2003

Office of the Chief Accountant
SECPS Letter File Mail Stop 1103
Securities and Exchange Commission
450 5th Street, N.W. Washington, DC 20549

This is to confirm that Sewell and Company, PA has read the Amended Form 8-K/A-1 dated September 2, 2003 filed by Dairene International (Commission File No. 000-49721) and agrees with the statements contained therein.

Very truly yours,

/s/ Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA

TES/dl

CC: Mr. Edwin Golstein
    President
    Dairene International
    8260 NW 27 Street, Suite 408
    Miami, Florida 33122

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